CREDIT AGREEMENT





                                     between





                           COLUMBIA SPORTSWEAR COMPANY



                                       and



                     WELLS FARGO BANK, NATIONAL ASSOCIATION







                         TOTAL COMMITMENT -- $70,000,000





                                  July 31, 1997

                                    CONTENTS


ARTICLE I.................................................................... 1
       1.1       DEFINED TERMS .............................................. 1
       1.2       HEADINGS ...................................................10

ARTICLE II.      THE CREDITS ................................................10
       2.1       REVOLVING LOANS ............................................10
       2.2       INTEREST ...................................................11
       2.3       INTEREST OPTIONS ...........................................12
       2.4       OTHER PAYMENT TERMS ........................................13
       2.5       CHANGE OF CIRCUMSTANCES ....................................13
       2.6       FUNDING LOSS INDEMNIFICATION ...............................15
       2.7       AUTHORIZED REPRESENTATIVES .................................16

ARTICLE III.     REPRESENTATIONS AND WARRANTIES .............................16
       3.1       LEGAL STATUS ...............................................16
       3.2       OWNERSHIP; SUBSIDIARIES ....................................17
       3.3       AUTHORIZATION AND VALIDITY .................................17
       3.4       NO VIOLATION ...............................................17
       3.5       NO CLAIMS ..................................................17
       3.6       CORRECTNESS OF FINANCIAL STATEMENTS ........................17
       3.7       INCOME TAX RETURNS .........................................18
       3.8       NO SUBORDINATION ...........................................18
       3.9       ERISA ......................................................18
       3.10      OTHER OBLIGATIONS ..........................................18
       3.11      ENVIRONMENTAL MATTERS ......................................18
       3.12      LIENS ......................................................19
       3.13      NO BURDENSOME RESTRICTIONS; NO
                 DEFAULTS ...................................................19
       3.14      NO OTHER VENTURES ..........................................19
       3.15      INVESTMENT COMPANY ACT .....................................19
       3.16      INSURANCE ..................................................19
       3.17      LABOR MATTERS ..............................................19
       3.18      FORCE MAJEURE ..............................................20

                                                                          PAGE I

       3.19      INTELLECTUAL PROPERTY ......................................21
       3.20      CERTAIN INDEBTEDNESS .......................................21
       3.21      SENIORITY ..................................................21
       3.22      TRUTH, ACCURACY OF INFORMATION .............................21
       3.23      USE OF PROCEEDS ............................................22

ARTICLE IV.      CONDITIONS .................................................22
       4.1       CONDITIONS OF INITIAL EXTENSION OF
                 CREDIT .....................................................22
       4.2       CONDITIONS OF EACH EXTENSION OF CREDIT .....................23

ARTICLE V.       AFFIRMATIVE COVENANTS ......................................23
       5.1       PUNCTUAL PAYMENTS ..........................................23
       5.2       ACCOUNTING RECORDS .........................................24
       5.3       FINANCIAL STATEMENTS .......................................24
       5.4       INSURANCE ..................................................25
       5.5       COMPLIANCE .................................................25
       5.6       FACILITIES .................................................25
       5.7       TAXES AND OTHER LIABILITIES ................................25
       5.8       LITIGATION .................................................25
       5.9       NOTICE TO BANK .............................................25
       5.10      CONDUCT OF BUSINESS ........................................26
       5.11      PRESERVATION OF CORPORATE EXISTENCE,
                 ETC. .......................................................26
       5.12      ACCESS .....................................................26
       5.13      PERFORMANCE AND COMPLIANCE WITH
                 OTHER COVENANTS ............................................27
       5.14      APPLICATION OF PROCEEDS ....................................27
       5.15      FISCAL YEAR; ACCOUNTING CHANGES ............................27
       5.16      ENVIRONMENTAL ..............................................27
       5.17      FINANCIAL COVENANTS ........................................28
       5.18      FURTHER ASSURANCES .........................................28

ARTICLE VI.      NEGATIVE COVENANTS .........................................28
       6.1       LIENS ......................................................29
       6.2       RESTRICTED PAYMENTS, REDEMPTIONS ...........................31

                                                                         PAGE II

       6.3       MERGERS, SALE OF ASSETS, ETC. ..............................31
       6.4       INVESTMENTS IN OTHER PERSONS ...............................32
       6.5       CHANGE IN NATURE OF BUSINESS ...............................33
       6.6       GUARANTIES .................................................33
       6.7       PLANS ......................................................33
       6.8       ACCOUNTING CHANGES .........................................33
       6.9       CANCELLATION OF INDEBTEDNESS OWED TO
                 BORROWER ...................................................34
       6.10      NO SPECULATIVE TRANSACTIONS ................................34
       6.11      MARGIN REGULATIONS .........................................34
       6.12      ENVIRONMENTAL ..............................................34
       6.13      TRANSACTIONS WITH AFFILIATES ...............................34

ARTICLE VII.     EVENTS OF DEFAULT ..........................................34
       7.1       EVENTS OF DEFAULT ..........................................34
       7.2       REMEDIES ...................................................36

ARTICLE VIII.    MISCELLANEOUS ..............................................37
       8.1       NO WAIVER ..................................................37
       8.2       NOTICES ....................................................37
       8.3       COSTS, EXPENSES AND ATTORNEYS' FEES ........................38
       8.4       INDEMNIFICATION ............................................38
       8.5       SUCCESSORS, ASSIGNMENT .....................................39
       8.6       ENTIRE AGREEMENT; AMENDMENT ................................39
       8.7       NO THIRD PARTY BENEFICIARIES ...............................39
       8.8       TIME .......................................................40
       8.9       SEVERABILITY OF PROVISIONS .................................40
       8.10      COUNTERPARTS ...............................................40
       8.11      GOVERNING LAW ..............................................40
       8.12      ARBITRATION ................................................40
       8.13      WAIVER OF JURY TRIAL .......................................42
       8.14      OREGON STATUTORY NOTICE ....................................43

                                                                        PAGE III

                                    SCHEDULES



Schedule I    -      Pricing Schedule

Schedule II   -      Disclosure Schedule



                                    EXHIBITS


Exhibit A     --     Note, Section 1.1

Exhibit B     --     Notice of Borrowing, Section 2.1(d)

Exhibit C     --     Notice of Authorized Representatives, Section 2.7


                                                                         PAGE IV

                                CREDIT AGREEMENT


     THIS AGREEMENT is entered into as of July 31, 1997, by and between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     Borrower has requested the credit facility described herein, and Bank has agreed to provide such credit facility to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:

ARTICLE I.     DEFINITIONS

     1.1  DEFINED TERMS

     All terms defined above shall have the meanings set forth above. Any accounting term used in this Agreement which is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all other terms contained in this Agreement which are not defined herein shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code in effect in the state of Oregon as of the Closing Date to the extent such terms are defined therein. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AAA Notes" means promissory notes payable by Borrower to one or more of Borrower's shareholders in accordance with the provisions of Section 6.2(c) to evidence the distribution to Borrower's shareholders in respect of Borrower's accumulated adjustment account, provided that either (a) such notes shall payable solely from proceeds of a public offering of Borrower's Stock or (b) if the distribution in respect of Borrower's accumulated adjustment account is in cash, the notes evidencing the loan to Borrower by such shareholders of the amount of such distribution shall be fully subordinated to the Obligations as to principal, interest and all other charges on terms approved by Bank in writing prior to the execution of such notes by Borrower.

     "Advance Basis" means (a) for the months of January through April, an amount equal to 60 percent of the sum of Borrower's balance sheet (i) net accounts

CREDIT AGREEMENT                                                         PAGE 1
receivable and (ii) inventory, minus (without duplication) (iii) accounts payable, notes payable and import trade payables, and (b) for the months of May through December, an amount equal to 70 percent of the sum of Borrower's balance sheet (i) net accounts receivable and (ii) inventory, minus (without duplication) (iii) accounts payable, notes payable and import trade payables.

     "Agreement" means this Credit Agreement as amended, modified, restated or supplemented from time to time.

     "Authorized Representative" means a person designated by Borrower on the most current Notice of Authorized Representatives delivered by Borrower to Bank as being authorized to request any borrowing or make any interest rate selection on behalf of Borrower hereunder, or to give Bank any other notice hereunder which is required by the terms hereof to be made through an Authorized Representative.

     "Available Credit" means, at any time, the amount by which the aggregate of the outstanding principal amount of the Loans at such time is less than (a) $70,000,000 during the period of August 1, 1997, through December 15, 1997, and
(b) $50,000,000 at all other times from the date of this Agreement through the Maturity Date.

     "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Base Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced by Bank at its principal office in San Francisco, California, as its prime rate, with any change in the prime rate to be effective as of the day such change is announced by Bank and with the understanding that the prime rate is one of Bank's base rates used to price some loans and may not be the lowest rate at which Bank makes any loan, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate.

     "Base Rate Loan" means the outstanding principal amount of any Loan that bears interest with reference to the Base Rate.

     "Base Rate Margin" means the number of basis points determined in accordance with Schedule I.

     "Business Day" means (a) for all purposes other than as covered by clause
(b) below, any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection

CREDIT AGREEMENT                                                         PAGE 2
with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. dollar deposits in the London interbank eurocurrency market.

     "Capitalized Lease Obligations" means lease obligations of a Person that are or should be capitalized under GAAP.

     "CD Loan" means the outstanding principal amount of any Loan that bears interest with reference to the CD Rate.

     "CD Margin" means the number of basis points determined in accordance with
Schedule I.

     "CD Rate" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

       CD Rate =           Base CD Rate                  + Assessment Rate
                  ----------------------------
                  100% - CD Reserve Percentage

     As used herein, (a) "Base CD Rate" means the rate per annum quoted by Bank as the secondary-market bid rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, at approximately 10:00 A.M. (San Francisco time), or as soon thereafter as practicable on a Business Day, for the purchase of certificates of deposit for a term comparable to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term shall apply, (b) "CD Reserve Percentage" means the maximum percentage (expressed as a decimal, rounded upward if necessary to the nearest 1/8 of 1%) determined by Bank (which determination shall be conclusive absent manifest error) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal or emergency reserve requirements) with respect to new nonpersonal time deposits in U.S. dollars having a maturity comparable to the applicable Fixed Rate Term, adjusted by Bank for changes in such reserve percentage during the applicable Fixed Rate Term, and (c) "Assessment Rate" means the rate per annum (rounded upward, if necessary, to the nearest 1/8 of 1%) determined by Bank (which determination shall be conclusive absent manifest error) to be the maximum effective assessment rate per annum payable by Bank to the Federal Deposit Insurance Corporation (or any successor) for such date for insurance on U.S. dollars time deposits.

CREDIT AGREEMENT                                                         PAGE 3

     "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Bank (or any entity controlling Bank) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

     "Closing Date" means the date of this Agreement.

     "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or Contingent Obligation will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement,
(iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the lesser of

CREDIT AGREEMENT                                                         PAGE 4

(x) the amount payable under such Contingent Obligation (if quantifiable), or
(y) the portion of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Default" means an Event of Default or an event or condition which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Disclosure Schedule" means Schedule II attached hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or

CREDIT AGREEMENT                                                         PAGE 5
other Person, in each case which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

     "Event of Default" has the meaning set forth in Section 7.1 hereof.

     "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Bank on such day by three Federal funds brokers of recognized standing selected by Bank).

     "Fixed Rate Term" means, with respect to a LIBOR Loan, a period of one, two, three or six months, as designated by Borrower and, with respect to a CD Loan, a period of 30, 60, 90 or 180 days, as designated by Borrower; provided however, that no Fixed Rate Term may extend beyond the date that is 180 days after the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day. Loans with a Fixed Rate Term that extends beyond the Maturity Date shall be subject to the provisions of
Section 2.4(a).

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

     "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by

CREDIT AGREEMENT                                                         PAGE 6
such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Contingent Obligations of such Person, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (g) all obligations of such Person under Interest Rate Contracts and commodity contracts, (h) all Indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) in the case of Borrower, its obligations under the Loan Documents, (j) all liabilities of such Person which would be shown on a balance sheet of such Person prepared in accordance with GAAP, and (k) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan.

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Indemnitees" has the meaning set forth in Section 8.4 hereof.

     "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

       LIBOR =            Base LIBOR
               -------------------------------
               100% - LIBOR Reserve Percentage

     As used herein, (a) "Base LIBOR" means the average of the rates per annum at which U.S. dollar deposits are offered to Bank in the London interbank eurocurrency market on the second Business Day prior to the commencement of a Fixed Rate Term at or about 11:00 A.M. (London time), for delivery on the first day of such Fixed Rate Term, for a term comparable to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term shall apply, and (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal

CREDIT AGREEMENT                                                         PAGE 7

Reserve Board, as amended), adjusted by Bank for changes in such reserve percentage during the applicable Fixed Rate Term.

     "LIBOR Loan" means the outstanding principal amount of any Loan that bears interest with reference to LIBOR.

     "LIBOR Margin" means the number of basis points determined in accordance with Schedule I.

     "Lien" means any (a) mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or (b) preferential arrangement of any kind or nature whatsoever that has the same practical effect as a security interest, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any other lease.

     "Loan" means a Loan made to Borrower pursuant to Section 2.1(a).

     "Loan Documents" means this Agreement and all notes, guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     "Material Adverse Effect" means (a) a materially adverse effect on the condition (financial or otherwise), business, performance, prospects, operations or properties of Borrower, (b) material impairment of the ability of Borrower to perform the Obligations, or (c) material impairment of the rights and remedies of Bank under the Loan Documents.

     "Maturity Date" means June 30, 1998.

     "Note" means a promissory note executed by Borrower in favor of Bank evidencing the Loans, substantially in the form attached as Exhibit A hereto.

     "Notice of Authorized Representatives" has the meaning set forth in Section
2.7 hereof.

     "Notice of Borrowing" has the meaning set forth in Section 2.1(d) hereof.

     "Obligations" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

CREDIT AGREEMENT                                                         PAGE 8

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

     "Permitted Liens" means (a) Liens arising by operation of law for taxes, fees, assessments or governmental charges not yet delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings and with adequate reserves in accordance with GAAP being maintained by Borrower, (b) statutory or common law Liens of mechanics, materialmen, shippers, warehousemen, carriers, landlords and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet delinquent or which remain payable without penalty or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto,
(c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (d) Liens listed on Schedule II or otherwise permitted by
Section 6.1 and (e) Liens in favor of Bank.

     "Permitted Transferees" means any Person that is a shareholder of Borrower on the date of this Agreement (an "Existing Shareholder"), any relative (whether by affinity or consanguinity) of an Existing Shareholder (a "Relative") or any trust of which Existing Shareholders or Relatives are the only beneficiaries.

     "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

     "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

     "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a

CREDIT AGREEMENT                                                         PAGE 9
corporation or other entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Tangible Net Worth" means stockholders' equity less: (a) all intangible assets (net of amortization); (b) all treasury stock; and (c) all obligations due from stockholders, employees and/or affiliates. For purposes of determining stockholders' equity, there shall be excluded from Borrower's Indebtedness and added to stockholders' equity the outstanding balance of principal and accrued interest on the AAA Notes.

     "Tranche" means a collective reference to LIBOR Loans or CD Loans, the then-current Fixed Rate Term with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans or CD Loans shall have originally been made on the same day).

     1.2  HEADINGS

     Headings in the Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

ARTICLE II.    THE CREDITS

     2.1  REVOLVING LOANS

     (a) On the terms and subject to the conditions contained in this Agreement, Bank agrees to make loans (each a "Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding
(i) $70,000,000 during the period of August 1, 1997, through December 15, 1997, and (ii) $50,000,000 at all other times from the date of this Agreement through the Maturity Date. Borrower may, from time to time, borrow, partially or wholly repay the outstanding Loans, and reborrow, subject to all the limitations, terms and conditions contained herein.

     (b) If at any time the Available Credit is negative, Borrower, without demand or notice, shall immediately repay that portion of the Loans necessary to cause the Available Credit to be no less than zero. Borrower shall repay the outstanding principal balance of the Loans, together with all accrued and unpaid interest and related fees, on the earlier of the Maturity Date or the due date determined pursuant to Section 7.2.

CREDIT AGREEMENT                                                        PAGE 10

     (c) The Loans shall be evidenced by a Note payable to the order of Bank.

     (d) Borrower, through one of the Authorized Representatives, shall request each advance under Section 2.1(a) by giving Bank irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit B attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

          (i) the principal amount of the requested advance;

          (ii) the proposed date of borrowing, which shall be a Business Day;

          (iii) whether such advance is to be a Base Rate Loan , a LIBOR Loan or a CD Loan; and

          (iv) if such advance is to be a LIBOR Loan or CD Loan, the length of the Fixed Rate Term applicable thereto.

     Each such Notice of Borrowing must be received by Bank not later than (i) 10:00 a.m. (San Francisco time) on the date of borrowing if a Base Rate Loan, or
(ii) at least three Business Days prior to the date of borrowing if a LIBOR Loan or a CD Loan. In addition to advances requested by Borrower, advances of Loans may be made automatically pursuant to certain cash management arrangements made by Borrower with Bank and each such advance shall be a Base Rate Loan.

     2.2  INTEREST

     (a) The outstanding principal balance of each Loan which is a Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the aggregate of the Base Rate in effect from time to time plus the applicable Base Rate Margin. The outstanding principal balance of each Loan which is a LIBOR Loan shall bear interest at a fixed rate per annum determined by Bank to be equal to the aggregate of LIBOR in effect on the first day of the applicable Fixed Rate Term plus the applicable LIBOR Margin in effect on the first day of the applicable Fixed Rate Term. The outstanding principal balance of each CD Loan shall bear interest at a fixed rate per annum determined by Bank to be equal to the aggregate of the CD Rate in effect on the first day of the applicable Fixed Rate Term plus the applicable CD Margin in effect on the first day of the applicable Fixed Rate Term. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be the applicable rate set forth above plus an additional 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus 200 basis points.

CREDIT AGREEMENT                                                        PAGE 11

     (b) All interest and per annum fees shall be computed on the basis of a 360-day year for the actual days elapsed. Interest on Base Rate Loans shall be payable monthly, in arrears, on the first day of each month. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term and at the end of the third month with respect to each Fixed Rate Term in excess of three months. Interest on CD Loans shall be paid by Borrowers on the last day of each Fixed Rate Term and at the end of the 90th day with respect to each Fixed Rate Term in excess of 90 days.

     2.3  INTEREST OPTIONS

     (a) Subject to the requirement that each LIBOR Loan or CD Loan be in a minimum amount of $500,000 and in integral multiples of $100,000 and the limitation in Section 2.3(b) regarding the number of Tranches outstanding at any time, (i) except as otherwise provided herein, at any time when an Event of Default is not continuing Borrower may convert all or any portion of a Base Rate Loan to a LIBOR Loan or CD Loan for a Fixed Rate Term designated by Borrower, and (ii) at any time Borrower may convert all or a portion of a LIBOR Loan or CD Loan at the end of the Fixed Rate Term applicable thereto to a Base Rate Loan or, if no Event of Default is continuing, to a LIBOR Loan or CD Loan for a new Fixed Rate Term designated by Borrower. If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have elected to convert such LIBOR Loan or CD Loan to a Base Rate Loan.

     (b) At no time shall there be more than 12 Tranches outstanding at any time.

     (c) Borrower, through one of the Authorized Representatives, shall request each interest rate conversion or continuation by giving Bank irrevocable written notice or telephonic Notice of Borrowing, which specifies, among other things:

          (i) the Loan to which such Notice of Borrowing applies;

          (ii) the principal amount that is the subject of such conversion or continuation;

          (iii) the proposed date of such conversion or continuation, which shall be a Business Day;

          (iv) and if such Notice pertains to a LIBOR or CD Rate selection, the length of the applicable Fixed Rate Term.

CREDIT AGREEMENT                                                        PAGE 12

     Any such Notice of Borrowing must be received by Bank not later than (i) 10:00 a.m. (San Francisco time) on the effective date of any Base Rate interest selection, and (ii) at least three Business Days prior to the effective date of any LIBOR or CD Rate selection.

     2.4  OTHER PAYMENT TERMS

     (a) Borrower shall pay Bank all outstanding principal, accrued interest and other charges with respect to the Loans on the Maturity Date. Notwithstanding that the last day of a Fixed Rate Term may extend beyond the Maturity Date by up to 180 days, all outstanding principal and interest on the Loans shall be paid in full on the Maturity Date.

     (b) Bank may, and Borrower hereby authorizes Bank to, debit any deposit account of Borrower with Bank for all payments of principal, interest and fees as they become due, provided that Bank shall first debit account no. 4159601087 of Borrower with Bank before debiting any other account.

     (c) Borrower shall make all payments due to Bank by payment to Bank at Bank's office as designated in Section 8.2, in lawful money of the United States and in same day or immediately available funds, not later than 12:00 noon (Portland time) on the date due.

     (d) Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (e) All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents, third to all principal then due and payable under the Loan Documents and fourth to reduce the outstanding principal of the Loans. If an Event of Default has occurred and is continuing, Bank shall apply all payments as determined by it in its discretion.

     2.5  CHANGE OF CIRCUMSTANCES

     (a) If Bank at any time shall determine that adequate and reasonable means do not exist for ascertaining LIBOR or CD Rate or that LIBOR or CD Rate does not accurately reflect the cost to Bank of making or maintaining LIBOR interest rates or CD Rates hereunder, then Bank shall give written or telephonic notice (promptly confirmed in writing) to Borrower of such determination. If such notice is given and

CREDIT AGREEMENT                                                        PAGE 13
until such notice has been withdrawn in writing by Bank, then no LIBOR interest option or CD based interest option, as the case may be, may be selected by Borrower.

     (b) Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for Bank (i) to make a LIBOR or CD based interest rate available, or (ii) to maintain LIBOR or CD based interest rates hereunder, then, in the former event, any obligation of Bank hereunder to make available such unlawful LIBOR or CD based interest rate shall forthwith be canceled, and in the latter event, any such unlawful LIBOR Loan or CD based Loan then outstanding shall, at the option of Bank, be converted so that interest is determined in relation to the Base Rate pursuant to the terms of this Agreement; provided however, if any such Change in Law shall permit a LIBOR or CD based interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR Loan or CD Loan shall continue as such until the end of such Fixed Rate Term. If as a result of this Section a LIBOR Loan or CD Loan is converted to a Loan with a lower interest rate, Borrower shall pay to Bank immediately upon demand such amount or amounts as may be necessary to compensate Bank for any loss in connection therewith.

     (c) Upon the occurrence of any event described in Section 2.5(b), Borrower shall pay to Bank, immediately upon demand, such amount or amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other amounts payable by Bank as a result thereof and which are attributable to LIBOR or CD (as may be the case) based interest rates made available to Borrower hereunder, except for any such fines, fees, charges, penalties or other amounts resulting from a violation of law knowingly engaged in by Bank. In determining which amounts payable by Bank and/or losses incurred by Bank are attributable to LIBOR or CD interest rates made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrower.

     (d) If any Change of Law

          (i) shall subject Bank to any tax, duty or other charge with respect to any LIBOR or CD based interest rate, or shall change the basis of taxation of payments by Borrower to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of taxation on the overall net income of Bank imposed by the jurisdiction of Bank's incorporation or by any jurisdiction in which its applicable lending office is located); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Bank; or

CREDIT AGREEMENT                                                        PAGE 14

          (iii) shall impose on Bank any other condition;

and the effect of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR Loan or CD Loan hereunder or to reduce any amount or return receivable by Bank in connection therewith, then Borrower shall, immediately upon demand, pay to Bank such amount or amounts as may be necessary to reimburse Bank for such increased costs or to compensate Bank for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, delivered by Bank to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

     (e) If Bank shall have determined that any Change of Law regarding capital adequacy has or shall have the effect of reducing the rate of return on the capital of Bank (or any entity controlling Bank) as a consequence of Bank's obligations hereunder to a level below that which Bank or such entity would have achieved but for such Change of Law (taking into consideration Bank's or such entity's policies with respect to capital adequacy), by an amount deemed by Bank to be material, then from time to time, within fifteen days after demand by Bank, Borrower shall pay to Bank or such entity such additional amounts as shall compensate Bank or such entity for such reduction. Any such request by Bank under this Section shall set forth the basis of the calculation of such additional amounts and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

     (f) Failure or delay by Bank to demand compensation under this Section 2.5 shall not constitute a waiver of Bank's rights to demand such compensation; provided, however, that Bank shall not be entitled to compensation under this
Section 2.5 for any increased costs or reductions incurred or suffered with respect to any date unless the Bank shall have notified Borrower of such demand for compensation not more than 90 days after the later of (i) such date and (ii) the date on which Bank became aware of such costs or reductions.

     2.6  FUNDING LOSS INDEMNIFICATION

     If Borrower shall (a) repay or prepay any portion of a LIBOR Loan or CD Loan on any day other than the last day of the Fixed Rate Term therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise), (b) fail to borrow the full amount of a LIBOR Loan or CD Loan set forth in any Notice of Borrowing which has been delivered to Bank (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (c) fail to convert or continue at the LIBOR or CD Rate interest based option any portion of a Loan in accordance with a Notice of Borrowing delivered to Bank (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by Bank, reimburse Bank and hold Bank harmless for all costs and losses

CREDIT AGREEMENT                                                        PAGE 15
incurred by Bank as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by Bank as a result of funding and other contracts entered into by Bank to fund any LIBOR Loan or CD Loan. Bank shall deliver to Borrower a certificate setting forth the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes. The agreements in this Section shall survive the termination of this Agreement.

     2.7  AUTHORIZED REPRESENTATIVES

     On the Closing Date, and from time to time subsequent thereto at Borrower's option, Borrower shall deliver to Bank a written notice in the form of Exhibit C attached hereto, which designates by name each Authorized Representative and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). Bank shall be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to Bank, to request borrowings and select interest rate options hereunder, and to give to Bank such other notices as are specified in this Agreement as being made through one of Borrower's Authorized Representatives, until such time as Borrower has delivered to Bank, and Bank has actual receipt of, a new written Notice of Authorized Representatives. Bank shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing or any other written notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

ARTICLE III.   REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment in cash and satisfaction and discharge of all Obligations:

     3.1  LEGAL STATUS

     Borrower is a corporation, duly organized and existing under the laws of the jurisdiction of its incorporation, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect.

CREDIT AGREEMENT                                                        PAGE 16

     3.2  OWNERSHIP; SUBSIDIARIES

     (a) All of Borrower's outstanding capital stock has been validly issued and is fully paid and nonassessable. On the date hereof (i) no authorized but unissued shares, no treasury shares and no other outstanding shares of its capital stock are subject to any option, warrant, right of conversion or purchase or any similar right granted by Borrower, and (ii) it is not a party to any agreement or understanding with respect to the voting, sale or transfer of any shares of its capital stock.

     (b) As of the Closing Date, Borrower has no subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

     3.3  AUTHORIZATION AND VALIDITY

     The Loan Documents have been duly authorized and the performance by Borrower of its obligations under the Loan Documents constitute a proper corporate purpose under applicable law. The Loan Documents, upon their execution and delivery in accordance with the provisions hereof, will constitute legal, valid and binding agreements and obligations of it enforceable against Borrower in accordance with their respective terms.

     3.4  NO VIOLATION

     The execution, delivery and performance by Borrower of each of the Loan Documents do not violate or contravene any provision of its articles of incorporation or by-laws and do not violate any Governmental Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it or any subsidiary of it is a party or by which it may be bound, which violation, breach or default would have a Material Adverse Effect.

     3.5  NO CLAIMS

     There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

     3.6  CORRECTNESS OF FINANCIAL STATEMENTS

     Borrower's financial statements dated as of and for the period ended March 31, 1997, heretofore delivered by Borrower to Bank, (a) present fairly its financial condition; (b) disclose all of its liabilities required to be reflected or reserved against in such financial statements under GAAP, whether liquidated or unliquidated, fixed or

CREDIT AGREEMENT                                                        PAGE 17
contingent; and (c) have been prepared in accordance with GAAP (except for the absence of footnote disclosure and subject to year-end audit adjustments). Except as disclosed to Bank pursuant to Section 5.3, since the date of such financial statements there has been no change or changes which have resulted in a Material Adverse Effect.

     3.7  INCOME TAX RETURNS

     Borrower does not have any knowledge of any pending assessments or adjustments of any income tax payable by it with respect to any year the payment of which would have a Material Adverse Effect.

     3.8  NO SUBORDINATION

     There is no agreement, indenture, contract or instrument to which Borrower or any subsidiary is a party or by which it or any subsidiary may be bound that requires the subordination in right of payment of any of Borrower's Obligations subject to this Agreement to any other obligation of Borrower or such subsidiary.

     3.9  ERISA

     Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not violated any provision of any Plan maintained or contributed to by Borrower in a manner that could reasonably be expected to result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by Borrower which could reasonably be expected to have a Material Adverse Effect.

     3.10 OTHER OBLIGATIONS

     Borrower is not in default with respect to any Indebtedness that, in the aggregate, is material, or any of its material Contractual Obligations.

     3.11 ENVIRONMENTAL MATTERS

     Borrower and each subsidiary of it is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any subsidiary of it has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received which in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect. There have been no Releases by Borrower or a subsidiary of Borrower which could reasonably be expected to result in a Material Adverse Effect.

CREDIT AGREEMENT                                                        PAGE 18

     3.12 LIENS

     There are no Liens of any nature whatsoever on any of its properties other than Permitted Liens.

     3.13 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     (a) Borrower is not is a party to any Contractual Obligation the compliance with which could reasonably be expected to have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on the property or assets of Borrower.

     (b) No Default has occurred and is continuing.

     (c) There is no Governmental Rule applicable to Borrower or its business, the compliance with which by Borrower could reasonably be expected to have a Material Adverse Effect.

     3.14 NO OTHER VENTURES

     Borrower is not engaged in any joint venture, partnership or other similar business association with any other Person.

     3.15 INVESTMENT COMPANY ACT

     Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     3.16 INSURANCE

     All current policies of insurance of any kind or nature owned by or issued to Borrower, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of its size and character. Borrower has no reason to believe that it will be unable to comply with Section 5.4.

     3.17 LABOR MATTERS

     (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to Borrower's knowledge, threatened against or involving Borrower, other than

CREDIT AGREEMENT                                                        PAGE 19
those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (b) As of the date hereof Borrower is not a party to, and has no obligations under, any collective bargaining agreement.

     (c) There is no organizing activity involving Borrower pending or, to its knowledge, threatened, by any labor union or group of employees, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect. There are no representation proceedings pending against Borrower or, to its knowledge, threatened with the National Labor Relations Board, and no labor organization or group of its employees has made a pending demand on it for recognition, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (d) There are no unfair labor practice charges, arbitrations, grievances or complaints pending or in process or, to its knowledge, threatened, by or on behalf of any employee or group of employees of Borrower, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (e) There are no complaints or charges against Borrower pending or, to its knowledge, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by it of any individual, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (f) Borrower is in material compliance with all laws, and all orders of all Governmental Authorities and arbitrators, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, other than those the non-compliance with which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     3.18 FORCE MAJEURE

     Neither Borrower's business nor its properties are currently suffering from the effects of any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

CREDIT AGREEMENT                                                        PAGE 20

     3.19 INTELLECTUAL PROPERTY

     Borrower owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict is reasonably likely to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which could reasonably be expected to have a Material Adverse Effect.

     3.20 CERTAIN INDEBTEDNESS

     The Disclosure Schedule identifies as of the Closing Date all Indebtedness of Borrower which is either (a) for borrowed money or (b) incurred outside of the ordinary course of the business.

     3.21 SENIORITY

     Borrower's obligations hereunder rank at least pari passu to all of its other Indebtedness, except Indebtedness secured by Permitted Liens.

     3.22 TRUTH, ACCURACY OF INFORMATION

     All financial and other information furnished to Bank in connection with this Agreement is accurate in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading; provided, however, that with respect to any such information which is a forecast or projection, Borrower represents only that it acted in good faith and utilized reasonable assumptions based on due and careful consideration and on the information known to it at the time of the preparation of such forecast or projection.

CREDIT AGREEMENT                                                        PAGE 21

     3.23 USE OF PROCEEDS

     The proceeds of the Loans are being used by Borrower only (a) to finance acquisitions permitted by the terms of this Agreement, (b) for working capital, and (c) for general corporate purposes.

ARTICLE IV.    CONDITIONS

     4.1  CONDITIONS OF INITIAL EXTENSION OF CREDIT

     The obligation of Bank to make the initial Loans contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) All legal matters incidental to the extension of credit hereunder shall be reasonably satisfactory to counsel for Bank.

     (b) Bank shall have received, in form and substance reasonably satisfactory to Bank, each of the following, duly executed:

          (i) this Agreement and the Note;

          (ii) corporate borrowing resolution from Borrower;

          (iii) status certificate for Borrower from its state of incorporation and a copy of Borrower's articles of incorporation and all amendments thereto, certified by Borrower's secretary to be correct and complete;

          (iv) a copy of Borrower's bylaws and all amendments thereto, certified by its secretary as correct and complete;

          (v) certificate of incumbency;

          (vi) Notice of Authorized Representatives; and

          (vii) such other documents as Bank may reasonably require.

     (c) There is no event or circumstance which can reasonably be expected to have a Material Adverse Effect.

     (d) Borrower shall have paid all fees and costs and expenses then due pursuant to the terms of this Agreement.

CREDIT AGREEMENT                                                        PAGE 22

     4.2 CONDITIONS OF EACH EXTENSION OF CREDIT

     The obligation of Bank to make any Loan (including any Loan being made by Bank on the Closing Date), other than a continuation or conversion of a Loan as provided in Section 2.3(a), shall be subject to the further conditions precedent that:

     (a) The following statements shall be true on the date of such Loan, both before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by Borrower of the proceeds of such Loan shall constitute a representation and warranty by Borrower that on the date of such Loan or such issuance such statements are true):

          (i) the representations and warranties of Borrower contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

          (ii) no Default is continuing or would result from the Loans being made on such date;

     (b) The making of the Loans on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

     (c) Bank shall have received such additional documents, information and materials as Bank may reasonably request; and

     (d) No event or circumstance exists which can reasonably be expected to have a Material Adverse Effect.

ARTICLE V.     AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain outstanding, and until payment in full, in cash, of all Obligations, Borrower shall, unless Bank otherwise consents in writing:

     5.1  PUNCTUAL PAYMENTS

     Punctually pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

CREDIT AGREEMENT                                                        PAGE 23

     5.2  ACCOUNTING RECORDS

     Keep accurate books and records of its and its subsidiaries' financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

     5.3  FINANCIAL STATEMENTS

     Provide Bank all of the following, in form and detail reasonably satisfactory to Bank:

     (a) Not later than 120 days after and as of the end of each fiscal year of Borrower, the following audited financial statements of Borrower (on a consolidated basis), prepared in accordance with GAAP and certified by an independent certified public accountant reasonably acceptable to Bank and such accountant's opinion with respect thereto (which shall not be qualified in any material respect): balance sheet and statements of earnings, shareholders' equity and cash flows;

     (b) Not later than 45 days after and as of the end of each of the first three fiscal quarters of Borrower, the following financial statements of Borrower (on a consolidated basis), prepared in accordance with GAAP (except for the absence of footnote disclosures and subject to year-end audit adjustments), including a comparison of Borrower's financial condition for said fiscal quarter and year to date with respect to the same fiscal quarter and period of the immediately preceding fiscal year, together with a certificate by a senior financial officer of Borrower certifying that such financial statements fairly present in all material respects Borrower's financial condition as of the end of such fiscal quarter: balance sheet and statements of earnings, shareholders' equity and cash flows;

     (c) Contemporaneously with the delivery of the financial statements required hereby, a certificate of Borrower's chief financial officer (i) stating that no Event of Default has occurred and that no Default has occurred and is continuing or, if an Event of Default has occurred or a Default has occurred and is continuing, specifying the nature and extent thereof in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto and (ii) setting forth the calculations required to establish compliance by Borrower with the covenants set forth in Section 5.17, as well as the Capital Ratio described in Schedule I; and

     (d) From time to time such other information as Bank may reasonably request, which may include, without limitation, budgets, forecasts, projections and other information respecting the business of Borrower.

CREDIT AGREEMENT                                                        PAGE 24

     5.4  INSURANCE

     Maintain and keep in force such insurance (including self-insurance) covering such risks customarily insured against by corporations similarly situated, with reputable companies or with the United States government or any agency or instrumentality thereof, in such amounts and by such methods as shall be reasonably adequate.

     5.5  COMPLIANCE

     Preserve and maintain all licenses, Permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and comply in all material respects, with all Governmental Rules, Contractual Obligations, commitments, instruments, licenses, Permits and franchises, other than such failure to preserve or maintain or non-compliance the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     5.6  FACILITIES

     Keep all material properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be efficiently preserved and maintained, provided, that nothing in this covenant shall preclude Borrower from disposing of properties in the ordinary course of business.

     5.7  TAXES AND OTHER LIABILITIES

     Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation, Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may exist and for which Borrower has made provision for adequate reserves in accordance with GAAP.

     5.8  LITIGATION

     Promptly give notice in writing to Bank of any litigation, arbitration or other legal proceeding pending or threatened against Borrower or any subsidiary with a claim in excess of $1,000,000 for Borrower and its subsidiaries.

     5.9  NOTICE TO BANK

     (a) Promptly (but in no event more than five Business Days after the occurrence of each such event or matter) give written notice to Bank in reasonable

CREDIT AGREEMENT                                                        PAGE 25
detail of: (i) the occurrence of any Default which has not been cured before the giving of such notice; (ii) any termination or cancellation of any material insurance policy which Borrower is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy;
(iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower in excess of an aggregate of $1,000,000 during any twelve-month period; or (iv) any change in the name or the organizational structure of Borrower or any subsidiary.

     (b) As soon as possible and in any event within thirty days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the Pension Benefit Guaranty Corporation with respect to any Plan has occurred that alone or together with any other "reportable event" is reasonably likely to result in an increase in the present value of future liabilities under all Plans of Borrower of more than $1,000,000, deliver to Bank a statement of the president or chief financial officer of Borrower setting forth details as to such reportable event and the action that Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event to the Pension Benefit Guaranty Corporation.

     5.10 CONDUCT OF BUSINESS

     Except as otherwise permitted by this Agreement, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations, (ii) keep available the services and goodwill of its present employees, and (iii) preserve all material rights, Permits, licenses, approvals, privileges, registered patents, trademarks, trade names, copyrights and service marks and other intellectual property with respect to its business.

     5.11 PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Preserve and maintain its corporate existence, rights (charter and statutory) and material franchises, unless the failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect.

     5.12 ACCESS

     At any reasonable time and from time to time upon at least two Business Days' prior notice from Bank (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Bank, or any agents or representatives thereof, to (i) examine and make copies of and abstracts from the records and books of

CREDIT AGREEMENT                                                        PAGE 26
account of Borrower, (ii) visit the properties of Borrower, and (iii) discuss the affairs, finances and accounts of Borrower with any of its officers or directors who may then be reasonably available and with Borrower's independent certified public accountants in the presence of an officer or director of Borrower. Borrower shall authorize its independent certified public accountants to disclose to Bank any and all financial statements and other written information of any kind, including, without limitation, copies of any management letter, with respect to the business, financial condition or results of operations of Borrower and each of its subsidiaries.

     5.13 PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

     Perform and observe all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

     5.14 APPLICATION OF PROCEEDS

     Use the entire amount of the proceeds of each Loan as provided in Section 3.23.

     5.15 FISCAL YEAR; ACCOUNTING CHANGES

     Notify Bank at least 60 days in advance of any action Borrower intends to take to change (i) its fiscal year, (ii) its method of accounting, or any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by Borrower to Bank, or (iii) its tax status as a subchapter S corporation.

     5.16 ENVIRONMENTAL

     (a) Promptly give notice to Bank upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could reasonably be expected to result in Borrower or any subsidiary incurring any material Environmental Liabilities and Costs or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower or a subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental

CREDIT AGREEMENT                                                        PAGE 27

Law, or in any manner or amount that could reasonably be expected to result in Borrower or any subsidiary incurring Environmental Liabilities and Costs.

     (b) Upon discovery of the presence on any property owned or leased by Borrower or a subsidiary of any Contaminant that reasonably could be expected to result in material Environmental Liabilities and Costs, take all Remedial Action required by applicable Environmental Law.

     5.17 FINANCIAL COVENANTS

     (a) As of December 31, 1997, maintain (on a consolidated basis) Tangible Net Worth in an amount equal to or greater than $91,936,000 plus the greater of
(i) $5,000,000 or (ii) 35 percent of Borrower's net income for the fiscal year ending December 31, 1997.

     (b) As of the last day of each fiscal quarter of Borrower, maintain the Advance Basis in an amount equal to or greater than the aggregate outstanding principal balance of the Loans as of each such date.

     5.18 FURTHER ASSURANCES

     At the request of Bank at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Bank may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Bank, Bank may, at its option, cease to make any further Loans until Bank has received such certificate and, in addition, Bank has determined that such conditions are satisfied.

ARTICLE VI.    NEGATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms hereof or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower under any of the Loan Documents remain outstanding, and until payment in full, in cash of all Obligations, Borrower will not, without the prior written consent of Bank:

CREDIT AGREEMENT                                                        PAGE 28

     6.1  LIENS

     Create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except for the following:

     (a) Liens, if any, created pursuant to the Loan Documents;

     (b) The Permitted Liens not otherwise described in this Section 6.1;

     (c) Zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any subsidiaries;

     (e) Liens existing on the date of this Agreement and disclosed on the Disclosure Schedule and any related payment and performance obligations in respect of the Indebtedness secured thereby;

     (f) Liens to secure Capitalized Lease Obligations and operating leases and any related payment and performance obligations; provided, however, that: (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction, capitalized interest and the reasonable fees and expenses relating to such Indebtedness) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100 percent of such cost, and (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

     (g) The interests of lessors or lessees of property leased pursuant to leases permitted hereunder;

     (h) Liens in favor of Bank and/or any of its affiliates;

     (i) Liens securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money) and statutory obligations, (ii) Contingent Obligations on surety and appeal bonds, and (iii) other nondelinquent obligations of a like nature, in each case incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause any Material Adverse Effect;

CREDIT AGREEMENT                                                        PAGE 29

     (j) Purchase money security interests in any property acquired or held by Borrower and its subsidiaries in the ordinary course of business, securing Indebtedness not to exceed $5,000,000 in the aggregate incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such property; provided that (i) any such Lien attaches to such property concurrently with or within 30 days after the acquisition or completion of construction thereof, (ii) such Lien attaches solely to the property (including proceeds thereof) so acquired or constructed in such transaction, and
(iii) the principal amount of the Indebtedness secured thereby does not exceed 100 percent of the cost of such property;

     (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth in regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended by Borrower to provide collateral to any depository institution;

     (l) Any Lien existing on any specific item of real or personal property or asset prior to the acquisition thereof by Borrower securing Indebtedness not to exceed $1,000,000 in the aggregate; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of Borrower;

     (m) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings, provided, that in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days thereof, have been discharged or execution thereof stayed pending appeal, or discharged within 60 days after the expiration of any such stay and provided further that all such Liens in the aggregate at any time outstanding do not exceed $1,000,000;

     (n) Liens securing Indebtedness, the proceeds of which are used to refinance the Indebtedness secured by any Lien permitted hereunder, provided that such Lien does not apply to any additional property or assets of Borrower (other than the proceeds of the property or assets subject to such Lien); and

     (o) Other Liens to secure Indebtedness of Borrower in an aggregate amount not to exceed $500,000; provided, however that such Liens shall not include Liens encumbering all or substantially all of Borrower's inventory, accounts receivable or equipment.

CREDIT AGREEMENT                                                        PAGE 30

     6.2  RESTRICTED PAYMENTS, REDEMPTIONS

     (a) During the continuation of any Event of Default or if the proposed transaction would result in the occurrence of a Default or an Event of Default:

          (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents; or

          (ii) purchase, redeem or otherwise acquire for value any of Borrower's Stock or Stock Equivalents.

     (b) Notwithstanding the foregoing, and provided that Bank has not given Borrower notice of acceleration or taken any other action to accelerate the Loans that Borrower has knowledge of, Borrower may make distributions to its shareholders after the occurrence and during the continuation of an Event of Default for the following purposes:

          (i) the payment by Borrower's shareholders of federal income taxes attributable to the income of Borrower that is required to be recognized by Borrower's shareholders pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended; or

          (ii) the payment by Borrower's shareholders of federal gift taxes in an aggregate amount not to exceed $15,000,000 resulting from the transfer by gift of Stock of Borrower prior to the date of this Agreement.

     (c) Make any distribution in respect of Borrower's accumulated adjustment account except (i) such distributions evidenced by promissory notes that are payable solely from proceeds of a public offering of Borrower's Stock or (ii) distributions in cash, provided that concurrently with such distributions the shareholders receiving the distributions shall loan to Borrower the amount of such distributions, repayment of which shall be evidenced by notes that are fully subordinated to the Obligations as to principal, interest and all other charges on terms approved by Bank in writing prior to the execution of such notes by Borrower.

     6.3  MERGERS, SALE OF ASSETS, ETC.

     (a) Merge or consolidate with any Person, acquire, either directly or through any affiliate, all or a substantial portion of the Stock, Stock Equivalents or assets of another Person, or form any subsidiaries without Bank's prior written consent (which shall not be unreasonably withheld or delayed); provided that Borrower may, without the prior written consent of Bank, (i) cause any of its subsidiaries to be

CREDIT AGREEMENT                                                        PAGE 31
merged into Borrower, (ii) acquire, either directly or through any affiliate, all or a substantial portion of the Stock, Stock Equivalents or assets of any Person so long as the total consideration to be paid in any fiscal year of Borrower for such acquisitions in the aggregate does not exceed $3,000,000 or
(iii) form one or more subsidiaries so long as the aggregate value of assets transferred by Borrower to its subsidiaries in any fiscal year does not exceed $3,000,000.

     (b) Sell, convey, transfer, lease or otherwise dispose of any of its assets (including, without limitation, the Stock of a subsidiary) or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of Borrower, except (i) Permitted Liens and (ii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete or are replaced in the ordinary course of business.

     6.4  INVESTMENTS IN OTHER PERSONS

     Except as otherwise permitted by Section 6.2 or 6.3, directly or indirectly, make or maintain any loan or advance to any other Person or own, purchase or otherwise acquire any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or otherwise invest in, any other Person (any such transaction being an "Investment"), except:

     (a) Investments in accounts, contract rights and chattel paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with Borrower's past practice;

     (b) Incidental advances to employees of Borrower in the ordinary course of business;

     (c) Investments in existence on the Closing Date;

     (d) Loans and capital contributions to Borrower's subsidiaries in the ordinary course of business consistent with Borrower's past practice;

     (e) Foreign exchange contracts entered into by Borrower in the ordinary course of business; and

     (f) Short-term investments made for cash management purposes and investment vehicles approved by Bank in writing, which approval shall not be unreasonably withheld or delayed.

CREDIT AGREEMENT                                                        PAGE 32

     6.5  CHANGE IN NATURE OF BUSINESS

     Directly or indirectly engage in any business activity other than its current business activity and business activities reasonably related thereto.

     6.6  GUARANTIES

     Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or any subsidiary as security for, any liabilities or obligations of any other Person except:

     (a) Any of the foregoing required by this Agreement;

     (b) Guaranties by Borrower of the indebtedness of Columbia Sportswear Canada in an aggregate amount not to exceed $20,000,000 in U.S. dollars;

     (c) Guaranties by Borrower of the indebtedness of Columbia Sportswear Japan KK in an aggregate amount not to exceed $10,000,000 in U.S. dollars; and

     (d) Guaranties existing on the Closing Date that are described in the Disclosure Schedule.

     6.7  PLANS

     (a) Adopt or become obligated to contribute to any Title IV Plan or any multiemployer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Schedule on the Closing Date), (b) establish or become obligated with respect to any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or (c) establish or become obligated to contribute to any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

     6.8  ACCOUNTING CHANGES

     Make any change in accounting practices, except such changes as are in conformity with GAAP and disclosed to Bank pursuant to Section 5.15.

CREDIT AGREEMENT                                                        PAGE 33

     6.9  CANCELLATION OF INDEBTEDNESS OWED TO BORROWER

     Cancel any material claim of or Indebtedness owed to Borrower other than for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

     6.10 NO SPECULATIVE TRANSACTIONS

     Engage in any commodity contract or Interest Rate Contract other than foreign exchange contracts in the ordinary course of business.

     6.11 MARGIN REGULATIONS

     Use the proceeds of any Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

     6.12 ENVIRONMENTAL

     Permit any lessee or any other Person to, dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or any of its subsidiaries, except in material compliance with Environmental Law or the terms of any Permit or other than those which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

     6.13 TRANSACTIONS WITH AFFILIATES

     Except as otherwise permitted by Section 6.2 , 6.3 or 6.4, enter into any transaction directly or indirectly with or for any affiliate except in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate involving assets that are not material to the business and operations of Borrower.

ARTICLE VII.   EVENTS OF DEFAULT

     7.1  EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay (i) any principal of any Loan when due; (ii) any other Obligation (including payment of interest on any Loan) within five days after any such amount becomes due in accordance with the terms of the Loan

CREDIT AGREEMENT                                                        PAGE 34

Documents; or (iii) any Indebtedness of Borrower to Bank not evidenced by the Loan Documents when due or within any applicable cure period provided for in the documents evidencing such Indebtedness;

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower under any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

     (c) Borrower shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 5.3 on the date specified in Section 5.3; provided that unless Borrower has previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding 12 months, such failure shall be considered an Event of Default only if Borrower fails to provide such certificate, report or other information within five Business Days of the earlier of (i) the date an executive officer of Borrower has knowledge of its failure to so provide such certificate, report or other information, or (ii) the date Bank notifies Borrower of such failure;

     (d) Any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 5.4, 5.11, 5.12, 5.14, 5.15 5.17, 6.3, 6.4, 6.6, 6.9, 6.10 or 6.11;

     (e) Any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) through (d) above) for 30 days after written notice thereof has been given to the Borrower by Bank;

     (f) Any default by Borrower in the payment or performance of any obligation, or the occurrence and continuation of any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) evidencing Indebtedness (other than trade payables incurred in the ordinary course of business) in excess of $1,000,000 to any Person where the effect of such default or event of default is the acceleration of such obligation or Indebtedness;

     (g) Any judgment, order or writ in excess of $1,000,000 is rendered or entered against Borrower and/or one or more subsidiaries of Borrower, except any judgment for which Borrower is fully insured or indemnified against (by an indemnitor that, in Bank's reasonable judgment, is financially able to satisfy its indemnification obligation) and with respect to which the insurer or indemnitor (as the case may be) has admitted in writing its liability for the full amount thereof or except if the enforcement of such judgment, order or writ has been stayed or the liability thereon bonded in a manner and on terms reasonably satisfactory to Bank; or the

CREDIT AGREEMENT                                                        PAGE 35
service of a notice of levy and/or of a writ of attachment or execution, or other like process, against any of the assets of Borrower and/or one or more subsidiaries with respect to obligations in excess of $1,000,000;

     (h) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and is not dismissed, stayed or vacated within 60 days thereafter; Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; as used herein;

     (i) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents;

     (j) The dissolution or liquidation of Borrower, or Borrower or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of Borrower; or

     (k) Any change in ownership during the term of this Agreement of an aggregate of 35 percent or more of the Stock of Borrower other than changes resulting from transfers to Permitted Transferees.

     7.2  REMEDIES

     Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 7.1(h) hereof) and at any time thereafter during the continuance of such Event of Default, Bank may, by written notice to Borrower, (a) terminate Bank's obligation to extend any further credit under any of the Loan Documents, and /or (b) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence or existence of any Event of Default and at any time

CREDIT AGREEMENT                                                        PAGE 36
thereafter during the continuance of such Event of Default, Bank shall also be entitles to the appointment of a receiver to take over the affairs of Borrower Upon the occurrence or existence of any Event of Default described in Section 7.1(h) hereof, immediately and without notice, (i) the obligations, if any, of Bank to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (ii) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Bank may exercise any other right, power or remedy granted to it under any Loan Document or permitted to it by law, either by suit in equity or by action at law, or both.

ARTICLE VIII.  MISCELLANEOUS

     8.1  NO WAIVER

     No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     8.2  NOTICES

     All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

       BORROWER:            Columbia Sportswear Company
                            6600 N. Baltimore
                            Portland, OR 97203
                            Attn:  Patrick D. Anderson
                            Telecopy No.:  (503) 285-9626

CREDIT AGREEMENT                                                        PAGE 37

       BANK:                Wells Fargo Bank, National Association
                            Commercial Banking Office
                            1300 S.W. Fifth Avenue, T-19
                            MAC:  6101-192
                            Portland, OR  97201
                            Attn:  Stan Vinson
                            Telecopy No.:  (503) 225-2039

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt, with transmission confirmed, and the sender will endeavor to send a hard copy of such telecopied notice to the recipient by mail.

     8.3  COSTS, EXPENSES AND ATTORNEYS' FEES

     Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, including, without limitation, any adversary proceeding, contested matter or motion), incurred by Bank in connection with (a) the negotiation and preparation of the Loan Documents (provided that the amount of attorneys' fees and related disbursements incurred in connection with the negotiation and preparation of the Loan Documents shall not exceed $10,000), (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Bank's rights, including, without limitation, periodic collateral examinations and/or the collection of any amounts which become due to Bank, under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     8.4  INDEMNIFICATION

     To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless Bank and its officers, directors, shareholders, employees, agents, attorneys and affiliates, together with their respective heirs, beneficiaries, executors, administrators, trustees, predecessors, successors and assigns (collectively, "Indemnitees") from and against any liability, loss, damage or expense of any kind or nature (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in

CREDIT AGREEMENT                                                        PAGE 38
bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses) arising from any suit, claim or demand on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of relating to any Loan Document, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Bank believes is covered by this indemnity, Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Bank. Bank may also require Borrower to defend the matter. Any failure or delay of Bank to notify Borrower of any suit, claim or demand shall not relieve Borrower of its obligations of this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. The obligations of Borrower under this Section shall survive the payment in full and performance of the other Obligations.

     8.5  SUCCESSORS, ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder. Bank reserves the right, subject (unless an Event of Default has occurred and is continuing) to the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed), to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents.

     8.6  ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the extension of credit by Bank contemplated by this Agreement and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

     8.7  NO THIRD PARTY BENEFICIARIES

     This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

CREDIT AGREEMENT                                                        PAGE 39

     8.8  TIME

     Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     8.9  SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     8.10 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     8.11 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon.

     8.12 ARBITRATION

     (a) Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon, in accordance with the AAA Commercial Arbitration Rules. All Disputes shall submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any

CREDIT AGREEMENT                                                        PAGE 40
conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Oregon selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

     (c) No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain any otherwise available provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) Arbitrators must be active members of the Oregon State Bar or retired judges of the state or federal judiciary of Oregon, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Oregon, (ii) may grant any remedy or relief that a court of the state of Oregon could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Oregon Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators.

     (e) Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not

CREDIT AGREEMENT                                                        PAGE 41
supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Oregon, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Oregon. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Oregon.

     (f) To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     8.13 WAIVER OF JURY TRIAL

     EACH OF BORROWER, AND BANK, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

CREDIT AGREEMENT                                                        PAGE 42

     8.14 OREGON STATUTORY NOTICE

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                   COLUMBIA SPORTSWEAR COMPANY


                                   By:
                                      -----------------------------------------
                                   Title:  President


                                   WELLS FARGO BANK, NATIONAL
                                   ASSOCIATION


                                   By:
                                      -----------------------------------------
                                   Title:  Vice President

                                   Exhibit A
                              to Credit Agreement

                        REVOLVING LOANS PROMISSORY NOTE


$70,000,000                                                      July 31, 1997


     FOR VALUE RECEIVED, the undersigned, COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation ("Borrower"), hereby promises to pay to the order of Wells Fargo Bank, National Association ("Bank") on the Maturity Date the principal sum of Seventy Million Dollars ($70,000,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Loans made by Bank to Borrower pursuant to the Credit Agreement referred to below.

     This promissory note is the Note referred to in, and subject to the terms of, that certain Credit Agreement between Borrower and Bank dated as of July 31, 1997, (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     Borrower further promises to pay interest on the outstanding principal hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Bank at Bank's office in lawful money of the United States and in same day or immediately available funds.

     Bank is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Bank's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Bank's failure to so record shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

     The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

     In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.


                                   COLUMBIA SPORTSWEAR COMPANY



                                   By:
                                      -----------------------------------------
                                   Title:  President

                                   SCHEDULE I

                                Pricing Schedule


     The term "LIBOR Margin" means, for any day, the number of basis points set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day. The term "Base Rate Margin" means, for any day, the number of basis points set forth below (which are expressed as negative numbers) in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day. The term "CD Margin" means, for any day, the number of basis points set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day.

Pricing Level            Level I   Level II  Level III

LIBOR Margin               35        45        75
Base Rate Margin         -210      -200      -190
CD Margin                  35        45        75

     For purposes of this Pricing Schedule, the following terms have the following meanings:

     "Pricing Level" refers to the determination of whether Level I, Level II or Level III applies on any day.

     "Level I" applies on any day if, on such day, the Capital Ratio is less than or equal to .5:1.0.

     "Level II" applies on any day if, on such day, the Capital Ratio is greater than .5:1 and less than 1.5:1.0.

     "Level III" applies on any day if, on such day, the Capital Ratio is equal to or greater than 1.5:1.0.

     The term "Capital Ratio" means the ratio of Borrower's Indebtedness to Borrower's Tangible Net Worth as of the date of the most recent fiscal year end financial statements of Borrower delivered to Bank in accordance with Section
5.3 of the Agreement; provided, however, that if the most recent fiscal year end financial statements required pursuant to Section 5.3 have not been delivered in a timely manner, or if Bank reasonably objects to the accuracy of such financial statements within ten days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Bank's objections are resolved to Bank's reasonable satisfaction.

                                   SCHEDULE II
                              (DISCLOSURE SCHEDULE)


                                     TO THE

                                CREDIT AGREEMENT

                                     between

                           COLUMBIA SPORTSWEAR COMPANY

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION




     Any disclosure made in any section of this Schedule II shall be deemed disclosed for all purposes of the Credit Agreement and this Schedule II, notwithstanding that any such disclosure may have been or should have been made in another section of this Schedule. The disclosure of any information herein shall not be construed as an admission that any such information is material. None of the disclosures contained herein shall be construed as constituting representations and warranties except as specifically provided in the Credit Agreement.

DEFINITIONS:

     "Permitted Liens" shall include the mortgage [trust deed] held by Wells Fargo Bank with respect to Borrower's Rivergate facility.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1  LEGAL STATUS

     Borrower is qualified to do business in the following states:
          Oregon (state of incorporation)
          Washington
          Pennsylvania
          Wisconsin
          Minnesota
          California
          New York
          Missouri
          Texas

3.2  OWNERSHIP; SUBSIDIARIES

          a. (1) Borrower has granted options to purchase 1,017,000 shares of nonvoting common stock to employees and non-employee directors pursuant to its 1997 Stock Incentive Plan.

          (2) Shares of stock held by Don Santorufo vest over time pursuant to the Columbia Sportswear Company Deferred Compensation Conversion Agreement.

          (3) Outstanding shares of Borrower's capital stock are subject to a Restrictive Agreement, which contains limitations on transfer.

     b. (1) Borrower owns 79% of the capital stock of Columbia Sportswear Canada Limited.

          (2) Borrower owns 100% of Columbia Sportswear Japan.

          (3) Borrower owns 99% of Columbia Sportswear Korea LLC.

          (4) Borrower owns 79% of Columbia Sportswear France SNC.

          (5) Borrower owns 79% of Columbia Sportswear Germany GMBH.

3.3  AUTHORIZATION AND VALIDITY

     No exceptions.

3.4  NO VIOLATION

     There is a mortgage in favor of Wells Fargo on Borrower's Rivergate distribution facility.

3.5  NO CLAIMS

     a. There is a gift tax audit pending in connection with returns filed by Gert Boyle. Any taxes and penalties will likely be funded through a distribution by Borrower to its shareholders.

     b. A complaint (No. 970705080) has been filed in the Circuit Court of the State of Oregon in Multnomah County. The claim, Christie L. Taylor and Academy One, Inc. v. Walsh Construction Co. and Columbia Sportswear Company, alleges negligence and constructive eviction in connection with the building of Borrower's store at SW Taylor Street in Portland, Oregon.

     c. A complaint (SC016561) has been filed in the Ventura County Superior Court of the State of California. The claim, Magnuson v. Oshman's Sporting Goods, cross- defendants Columbia Sportswear Company and Does 1 through 100, inclusive, alleges injury due to product defect.

3.6  CORRECTNESS OF FINANCIAL STATEMENTS

     No exceptions.

3.7  INCOME TAX RETURNS

     No exceptions.

3.8  NO SUBORDINATION

     No exceptions.

3.9  ERISA

     No exceptions.

3.10 OTHER OBLIGATIONS

     No exceptions.

3.11 ENVIRONMENTAL MATTERS

     See 3.5(b), above.

3.12 LIENS

     No exceptions.

3.13 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     No exceptions.

3.14 NO OTHER VENTURES

     GTS, Inc. is an affiliated corporation that is wholly owned by the shareholders of Borrower. GTS, Inc. holds a 21% interest in Columbia Sportswear Canada Limited, a 21% interest in Columbia Sportswear France SNC, a 21% interest in Columbia Sportswear Germany GMBH, and less than a 1% interest in Columbia Sportswear Korea LLC.

3.15 INVESTMENT COMPANY ACT

     No exceptions.

3.16 INSURANCE

     No exceptions.

3.17 LABOR MATTERS

     No exceptions.

3.18 FORCE MAJEURE

     No exceptions.

3.19 INTELLECTUAL PROPERTY

     No exceptions.

3.20 CERTAIN INDEBTEDNESS

     Borrower has entered into the following agreements:

     The Hong Kong and Shanghai Banking Corporation Limited Credit Agreement, dated September 1, 1991.

     Buying Agency Agreement between Nissho Iwai American Corporation and Borrower, dated October 1, 1993.

     Wells Fargo Assumption Agreement for the Rivergate mortgage.

3.21 SENIORITY

     No exceptions.

3.22 TRUTH, ACCURACY OF INFORMATION

     No exceptions.

3.23 USE OF PROCEEDS

     No exceptions.

                                   Exhibit B
                              to Credit Agreement


                              NOTICE OF BORROWING


Wells Fargo Bank, National Association
Commercial Banking Office
1300 S.W. Fifth Avenue, T-19
MAC:  6101-192
Portland, OR 97201
Attn: Stan Vinson


     Reference is made to that certain Credit Agreement dated as of July 31, 1997, (as amended, modified or supplemented from time to time, the "Credit Agreement") Columbia Sportswear Company ("Borrower") and Wells Fargo Bank, National Association ("Bank"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     1. Pursuant to Section 2. 1 (a) of the Credit Agreement, Borrower hereby requests Revolving Loans upon the following terms:

          (a) The principal amount is to be $_________________.

          (b) The date of borrowing is to be _________________.

          (c)[The Loan is to be a Base Rate Loan.] or [The Loan is to be a LIBOR Loan with a Fixed Rate Term of [insert 1,2,3 or 6 monthsl .] or [The Loan is to be a CD Loan with a Fixed Rate Term of [insert 30, 60, 90 or 180 days.]

     2. Pursuant to Section 2.3 of the Credit Agreement, Borrower hereby requests [the continuation of all or part of its outstanding LIBOR Loans with Fixed Rate Terms ending on ___________________] or [the continuation of all or part of its outstanding CD Loans with Fixed Rate Terms ending on or [the conversion of all or part of its outstanding Base Rate Loans], as follows:

          (a) The Loans to which this Notice applies are _________________.

          (b) The effective date of continuation and/or conversion is to be
---------------.

          (c) The aggregate amount of [said outstanding [LIBOR Loans] or [CD Loans] to be continued as] [said outstanding Base Rate Loan to be converted to] [LEBOR Loans] or [CD Loans], and each requested Fixed Rate Tenn, are:

           Amount                    Fixed Rate Term

           $-----------              --------------

           $-----------              --------------

          (d) The aggregate amount of said outstanding [LIBOR Loans] or [CD Loans] to be continued as Base Rate Loans is $___________________.

     3. Borrower hereby certifies to Bank that, on the date of this Notice of Borrowing and after giving effect to the requested disbursement (including the use of the proceeds thereof):

          (a) The representations and warranties of Borrower in the Loan Documents are correct in all material respects as if made on the date hereof, except for those representations and warranties limited by their terms to a specific date, which representations and warranties were correct in all material respects on and as of such date; and

          (b) No Default is continuing or would result from the requested Revolving Loan being made.

     The party signing below on behalf of Borrower is an Authorized Representafive and has caused this Notice of Borrowing to be duly executed on behalf of Borrower as of [insert date].

                                   COLUMBIA SPORTSWEAR COMPANY

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                    Exhibit C
                               to Credit Agreement


                      NOTICE OF AUTHORIZED REPRESENTATIVES


Wells Fargo Bank, National Association
Commercial Banking Office
1300 S.W. Fifth Avenue, T-19
MAC: 6101-192
Portland, OR 97201
Attn: Stan Vinson

     Reference is made to that certain Credit Agreement dated as of July 31, 1997, (as amended, modified or supplemented from time to time, the "Credit Agreement") Columbia Sportswear Company ("Borrower") and Wells Fargo Bank, National Association ("Bank"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

     Borrower hereby represents to Bank that the following persons are the Authorized Representatives, as defmed in the Credit Agreement, and that the signatures opposite their names are their true signatures:

            Name and Office               Signature

   -----------------------------------    --------------------------------------

   -----------------------------------    --------------------------------------

   -----------------------------------    --------------------------------------

   -----------------------------------    --------------------------------------

   -----------------------------------    --------------------------------------

     Borrower hereby represents to Bank that Bank is authorized to rely on this Notice of Authorized Representatives until such time, if any, as Borrower has delivered to Bank, and Bank has received, a duly executed Notice of Authorized Representatives in substitution hereof. This Notice of Authorized Representatives cancels and supersedes any Notice of Authorized Representatives at any time prior to the date hereof delivered by Borrower to Bank.

     IN WITNESS WHEREOF, Borrower hereby confirms that it has caused this Notice of Authorized Representatives to be duly executed as of [insert date].

                                   COLUMBIA SPORTSWEAR COMPANY


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------